UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 10, 2008

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12993	95-4502084
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

385 East Colorado Boulevard, Suite 299, Pasadena, California 91101

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (626) 578-0777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective December 10, 2008, the Board of Directors of Alexandria Real Estate Equities, Inc., referred to herein as the Company, amended and restated the Company’s Bylaws.  The following is a summary of changes effected by adoption of the amended and restated Bylaws, which is qualified in its entirety by reference to the amended and restated Bylaws filed as Exhibit 3.1 hereto.

GENERAL

In addition to the amendments described below, the amended and restated Bylaws include certain changes to (1) clarify language, (2) comply or be consistent with Maryland law and New York Stock Exchange listing requirements and (3) make various technical corrections and non-substantive changes.

The Bylaws, amended and restated, are referred to herein as the amended Bylaws.  The Bylaws as previously in effect are referred to herein as the former Bylaws.

ARTICLE II.  MEETINGS OF STOCKHOLDERS.

Annual Meetings.  The former Bylaws provided for an annual meeting of stockholders during the 31-day period beginning on the 25th of April and ending on the 25th day in May each year.  The amended Bylaws provide that an annual meeting of stockholders shall be held on a date and at the time set by the Board of Directors to conform with a recent change in Maryland law, which eliminated the necessity for specifying in the Bylaws either a specific time or a 31-day period during which the annual meeting must be held.

Stockholder-Requested Special Meetings.  The amended Bylaws clarify that, in the event that, as a result of requests for a special stockholders meeting being revoked by stockholders, holders entitled to cast less than a majority of the votes entitled to be cast at the meeting have delivered requests for the meeting, the chairman of the meeting may call the meeting to order and adjourn the meeting without further action.  The amended Bylaws clarify that whether a stockholder is entitled to vote on a specific matter, rather than at the meeting generally, is determinative of a stockholder’s voting rights.

Notice of Stockholders Meetings.  The amended Bylaws provide that notices of stockholders meetings may be given by electronic notice.  Also, the amended Bylaws provide (a) for “householding” of notices, as permitted by Maryland law and the federal proxy rules, (b) that a minor irregularity in providing notice of a stockholders meeting will not affect the validity of the meeting and (c) that the Company may postpone or cancel a meeting by making a public announcement.

Organization and Conduct of Stockholders Meetings.  The amended Bylaws expand the list of the rules, regulations and procedures that may be established by the chairman of the meeting to include complying with any state or local laws and regulations concerning safety and security.

Appointment of Inspectors for Stockholders Meetings.  The amended Bylaws clarify the appointment powers and duties of inspectors of election for stockholders meetings in order to enhance the fairness and integrity of stockholders meetings and better conform to the current practices of transfer agent representatives.

Advance Notice of Director Nominations and New Business Proposals from Stockholders.  The former Bylaws provided for advance notice of stockholder proposals for nominees for director and for other business at an annual meeting of stockholders of 120 to 150 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting.  The amended Bylaws generally provide that such advance notice shall be delivered to the secretary of the Company not earlier than the 150th day and not later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement.

Additionally, the amended Bylaws (a) expand the information required to be provided by the stockholder proposing business or a nominee in order to ensure that the Board has the necessary information to properly consider any proposal or nomination, including information about persons controlling, or acting in concert with, such stockholder and information about any hedging activities engaged in by them and (b) establish procedures for the verification of information provided by the stockholder making the proposal.

ARTICLE III.  BOARD OF DIRECTORS.

Resignation and Removal.  The amended Bylaws establish procedures for the resignation and removal of directors.

Loss of Deposits and Surety Bonds.  The amended Bylaws eliminate the outdated provisions relating to loss of deposits and surety bonds.

Reliance.  The amended Bylaws more closely conform to the reliance language of the Maryland General Corporation Law, and expand the provision to include officers.

Ratification.  The amended Bylaws permit the Board of Directors or stockholders to ratify prior actions or inactions of the Company or its officers.

Emergency.  The amended Bylaws provide for procedures in the event of a catastrophic event, including notice to directors and quorum for meetings of directors.

ARTICLE V.  OFFICERS.

Resignation.  The amended Bylaws remove specific references to officer resignations being delivered in writing.

Chief Financial Officer.  The amended Bylaws provide for the separate office of Chief Financial Officer.

ARTICLE VII.  STOCK.

Stock Certificates.  Consistent with the New York Stock Exchange’s requirement that all listed securities be eligible to participate in the Direct Registration System, the amended Bylaws provide expressly that the Board may elect for the Company to issue uncertificated shares of stock and that a stockholder is not entitled to demand a certificate for uncertificated shares.

Record Date.  The amended Bylaws remove outdated references to the closing of the Company’s transfer books.

ARTICLE XII.  INDEMNIFICATION AND ADVANCE OF EXPENSES.

Advance of Expenses.  The amended Bylaws clarify that rights to indemnification and advance of expenses vest immediately.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

 (d)          Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

3.1	Bylaws of Alexandria Real Estate Equities, Inc., as adopted on December 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

By:	/s/ Joel S. Marcus
Name:	Joel S. Marcus
Title:	Chairman/Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Dean A. Shigenaga
Name:	Dean A. Shigenaga
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: December 16, 2008